[LOGO] DYNASIL

Contact:
Patty Kehe
Corporate Secretary
Dynasil Corporation of America
Phone: (617) 668-6855
pkehe@dynasil.com

Dynasil Moves to Reduce Credit Cost
Company Prepays $2 Million of 10% Subordinated Debt

Newton, Mass., October 7, 2015 - Dynasil Corporation of America ("Dynasil" or the "Company") (NASDAQ: DYSL), a developer and manufacturer of optics and photonics products, optical detection and analysis technology and components for the homeland security, medical and industrial markets, announced today that it made $2 million of optional prepayments on its $3 million principal amount of subordinated debt with Massachusetts Capital Resource Company ("MCRC"). In connection with the prepayment, MCRC agreed to reduce the interest rate from ten percent to six percent per year, as well as extend the term of the remaining debt one year to July 31, 2018.

Subsequent to the prepayment, as of October 1, 2015, the Company had $1 million of subordinated debt outstanding owed to MCRC. Additionally, the Company has $1.4 million senior debt owed to Middlesex Savings Bank on its $4 million line of credit. As a result of the prepayment and rate reduction, the Company expects to save approximately $240,000 annually.

"I am pleased with our continuing success at reducing both our total outstanding debt and our associated interest costs," said Peter Sulick, President and Chief Executive Officer of Dynasil. "With our improved financial condition, we look forward to future opportunities to grow Dynasil, both organically and through acquisitions."

About Dynasil

Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures optical detection and analysis technology and components for the homeland security, medical and industrial markets.
Combining world-class expertise in research and materials science with extensive experience in manufacturing and product development, Dynasil is commercializing products including dual-mode radiation detection solutions for Homeland Security and commercial applications and sensors for non-destructive testing. Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in Mass., Minn., NY, NJ and the United Kingdom. More information about the Company is available at www.dynasil.com.

Safe Harbor

This news release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding future events and our future results are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management, including, without limitation, our expectations regarding results of operations, the adequacy of our current financing sources to fund our current operations, future loan payments and the impact of the refinancing on Dynasil's financial position and growth strategy. These forward-looking statements may be identified by the use of words such as "plans", "intends," "may," "could," "expect," "estimate," "anticipate," "continue" or similar terms, though not all forward-looking statements contain such words. The actual results of the future events described in such forward looking statements could differ materially from those stated in such forward looking statements due to a number of important factors. These factors that could cause actual results to differ from those anticipated or predicted include, but are not limited to, continuation of existing market conditions, the demand for our products, the borrowing availability under our line of credit or the absence thereof and the uncertainties set forth in the Company's 2014 Annual Report on Form 10 K, filed December 16, 2014, including the risk factors contained in Item 1a, the Company's Quarterly Reports on Form 10-Q filed on February 17, 2015, May 13, 2015 and August 12, 2015 and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.